UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2014

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer

On November 5, 2014, The Gymboree Corporation (the “Company”) appointed Andrew B. North to serve as Chief Financial Officer of the Company beginning November 17, 2014. Mr. North will succeed Lynda Gustafson who will return to her role as a Senior Advisor to the Company through approximately mid-December 2014. Mr. North is 41 years old and has not previously held any position or office with the Company. The Company believes that Mr. North’s background in children’s apparel and specialty retail, combined with his proven track record in finance, will be of great value as it executes its turnaround and growth strategies.

Mr. North joins the Company from Lucky Brand, a specialty apparel retailer, where he served as Chief Financial Officer from October 2011 to June 2014 and as a consultant since June 2014. Prior to Lucky Brand, Mr. North served in a variety of roles with Carters, Inc., a children’s apparel retailer, from 2002 to July 2011, including Vice President of Finance, Senior Vice President of Finance and Interim Chief Financial Officer of Carters from August 2008 to January 2009. Mr. North also held various roles of increasing responsibility from 1994 to 2002 at Pricewaterhousecoopers, including Senior Manager, Assurance Services. Mr. North has a Bachelor of Science Degree from Fairfield University.

The Company entered into an employment offer letter (the “Offer Letter”) with Mr. North effective November 5, 2014 (the “Effective Date”). The Offer Letter does not provide for employment for a specified term and Mr. North’s employment will be on an at-will basis. The Offer Letter provides Mr. North with an annual salary of $400,000 and an annual cash bonus with a target payout of 50% of his annual base salary. In addition, Mr. North will receive a one-time relocation allowance in the amount of $100,000 to be paid at the end of the first pay period in January 2015, which he will be required to repay to the Company if his employment is terminated by the Company for cause or if he voluntarily terminates employment within 12 months of the Effective Date.

Mr. North is also entitled to receive, as soon as reasonably practicable following the Effective Date, a one-time grant of options to purchase 50,000 shares of common stock of Giraffe Holding, Inc., the Company’s indirect parent, subject to time-based vesting over five years.

Mr. North will be eligible to participate in The Gymboree Corporation Management Severance Plan, as amended effective January 8, 2013 and, in the event Mr. North’s employment is terminated by the Company without cause or if he resigns for good reason, he will be entitled to receive severance in an aggregate amount equal to 12 months’ annual base salary.

The foregoing description of the Offer Letter is not intended to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and which is incorporated by reference herein.

In accordance with the Company’s customary practice, the Company is expected to enter into an indemnification agreement with Mr. North, which would require the Company to indemnify him against certain liabilities that may arise in connection with his status or service as an officer. The indemnification agreement also would provide for an advancement of expenses incurred by Mr. North in connection with any proceeding relating to his status as an officer. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the SEC as Exhibit 10.73 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC on March 30, 2010, and which is incorporated herein by reference.

There is no arrangement or understanding between Mr. North and any other person pursuant to which Mr. North was selected as the Company’s Chief Financial Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. North has a direct or indirect material interest. There are no family relationships between Mr. North and any of the directors or officers of the Company or any of its subsidiaries.

(d) Election of Directors

Effective as of November 5, 2014, the Company elected Maxine Clark and Mark Weikel to serve on the Company’s Board of Directors (the “Board”) to serve in accordance with the Company’s bylaws. Mr. Weikel will serve on the audit committee of the Board. The Company believes that Ms. Clark’s proven track record of identifying and developing a unique niche within children’s retail as Founder of Build-A-Bear Workshop and Mr. Weikel’s strong retail operations background with industry leading retailers, including Luxottica, Lord & Taylor, L. Brands and The May Department Stores Company will add to the diversity and experience of its existing Board members.

Ms. Clark and Mr. Weikel will each receive an annual retainer of $60,000 paid in quarterly installments and a one-time grant of 12,500 options to purchase units of the Company’s common stock (with each unit consisting of nine shares of class A common stock and one share of class L common stock) for their service on the Board. Additionally, the Company will reimburse Ms. Clark and Mr. Weikel for their travel and other reasonable out-of-pocket expenses incurred in connection with their Board service. Mr. Weikel will also receive an additional $10,000 per year for his service on the audit committee. The Company will also enter into a standard form of indemnification with each of its directors, including Ms. Clark and Mr. Weikel, pursuant to which the Company will, among other things, indemnify its directors for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their service as a director of the Company’s, or service to any of the Company’s subsidiaries or any other company or enterprise to which they provide services at the Company’s request, in accordance with the terms of such indemnity agreement.

Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Ms. Clark or Mr. Weikel has a direct or indirect material interest. There are no family relationships between Ms. Clark or Mr. Weikel and any of the directors or officers of the Company or any of its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter between The Gymboree Corporation and Mr. North, dated October 16, 2014.

10.2	Offer Letter between The Gymboree Corporation and Ms. Clark, dated October 14, 2014.

10.3	Offer Letter between The Gymboree Corporation and Mr. Weikel, dated October 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: November 10, 2014	By:	/s/ Mark Breitbard
Name: Mark Breitbard
Title: Chief Executive Officer

EXHIBIT INDEX

10.1	Offer Letter between The Gymboree Corporation and Mr. North, dated October 16, 2014.

10.2	Offer Letter between The Gymboree Corporation and Ms. Clark, dated October 14, 2014.

10.3	Offer Letter between The Gymboree Corporation and Mr. Weikel, dated October 14, 2014.